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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                             SHELL EPOXY RESINS LLC


          The undersigned, being authorized to execute and file this Certificate of Formation, hereby certifies that:

          FIRST: The name of the limited liability company is SHELL EPOXY RESINS LLC.

          SECOND: The name and address of the registered agent for service of process and registered office of the company are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 10th day of May, 1999.


                                    SHELL OIL COMPANY
                                    (By its agent, Shell Chemical Company)


                                    /s/ J.L. Golden
                                    --------------------------------------
                                               Authorized Person

                                    By:     J.L. Golden
                                    Title:  President & Chief Executive Officer
                                            Shell Chemical Company